UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Acquisition

On October 24, 2019, RW Holdings NNN REIT, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership, completed the acquisition of a cold storage warehouse and distribution facility with approximately 216,727 square feet located in Yuma, Arizona. This property is 100% leased to a wholly-owned subsidiary of Taylor Fresh Foods, Inc., an American-based producer of fresh-cut fruits and vegetables. The property’s triple-net lease expires on September 30, 2033. The property is expected to generate $24,124,800 in total rental revenue over the course of its remaining lease term.

The contract purchase price for the property is $24,700,000 which was funded with $7,410,000 in net proceeds from the Company’s registered offering of Class C common stock, a mortgage for $12,350,000 that provides 10-year financing at a fixed rate of 3.85% with five years of interest only payments and 27 ½ -year amortization thereafter and $4,940,000 borrowed under the Company’s line of credit. The seller of the property was not affiliated with the Company or its affiliates. Under the terms of the Company’s Second Amended and Restated Advisory Agreement with its sponsor, BrixInvest, LLC, and its advisor, Rich Uncles NNN REIT Operator, LLC (the “Advisor”), the Company will pay the Advisor an acquisition fee of $741,000 in connection with this acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: October 24, 2019